Exhibit 3.32
AMENDED AND RESTATED BYLAWS
OF
THE RENTAL STORE, INC.

ARTICLE 1
OFFICES
     Section 1.1 Registered Office. The registered office and registered agent of The Rental Store, Inc., an Arizona corporation (the “Corporation”), will be as from time to time set forth in the Corporation’s Articles of Incorporation.
     Section 1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Arizona, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.
ARTICLE 2
MEETINGS OF SHAREHOLDERS
     Section 2.1 Place of Meetings. Meetings of shareholders for all purposes may be held at such time and place, either within or without the State of Arizona, as designated by the Board of Directors and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that a meeting of shareholders shall not be held at any place, but may instead be held solely by means of remote communication.
     Section 2.2 Annual Meeting. An annual meeting of shareholders of the Corporation shall be held each calendar year at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.
     Section 2.3 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, the Articles of Incorporation or these Bylaws, may be called by the President of the Corporation or the Board of Directors. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting.
     Section 2.4 Notice. Except as otherwise provided in the Arizona Business Corporation Act, written or printed notice stating the place, if any, date, and hour of each meeting of the shareholders, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder of record entitled to vote at such meeting. If such notice is sent by mail, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at the shareholder’s address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.
     Section 2.5 Voting List. At least ten (10) days before each meeting of shareholders, the Secretary or other officer of the Corporation who has charge of the Corporation’s stock ledger, either directly or through another officer appointed by the Secretary or such other officer or through a transfer agent appointed by the Board of Directors, shall prepare a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time of the meeting and may be inspected by any shareholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
     Section 2.6 Quorum. A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by statute, the Articles of Incorporation or these Bylaws. The shareholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum shall not be present at any meeting of shareholders, the shareholders entitled to vote thereat who are present, in person or by proxy, or, if no shareholder entitled to vote is present, any officer of the Corporation, may adjourn the meeting from time to time until a quorum shall be present.
     Section 2.7 Adjourned Meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting had a quorum been present. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     Section 2.8 Required Vote. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the question is one on which, by express provision of statute, the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question.
     Section 2.9 Proxies.
     (a) Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after twelve (12) months from its date. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting.
     (b) Without limiting the manner in which a shareholder may authorize another person or persons to act for such shareholder as proxy pursuant to subsection (a) of this section, the following shall constitute a valid means by which a shareholder may grant such authority:
          (1) A shareholder may execute a writing authorizing another person or persons to act for such shareholder as proxy. Execution may be accomplished by the shareholder or by an authorized officer, director, employee or agent of the shareholder signing such writing or causing such shareholder’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.
          (2) A shareholder may authorize another person or persons to act for such shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.
     (c) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (b) of this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
     (d) A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient at law to support an irrevocable power.

     Section 2.10 Record Date.
     (a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     (b) In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute or these Bylaws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Arizona, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Such delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by statute or these Bylaws, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
     (c) In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such payment, exercise, or other action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
     Section 2.11 Action By Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxy holders not physically present at a meeting of shareholders may, by means of remote communication: (i) participate in a meeting of shareholders and (ii) be deemed present in person and vote at a meeting of shareholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
     Section 2.12 Action Without Meeting.
     (a) Unless otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the holders of outstanding stock authorized to vote on the action. Such consent or consents shall be delivered to the Corporation at its registered office in Arizona, at its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.
     (b) Every written consent shall bear the date of signature of each shareholder who signs the written consent, and no consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by Section 2.12(a) to the Corporation, written consents signed by all of the shareholders entitled to vote on the action are delivered to the Corporation in the manner required by Section 2.12(a).
     (c) A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a shareholder or proxy holder, or by a person or persons authorized to act for a shareholder or proxy holder, shall be deemed to be written, signed and dated for the purposes of this Section 2.12, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine: (i) that the telegram, cablegram or other electronic transmission was transmitted by the shareholder or proxy holder or by a person or persons authorized to act for the shareholder or proxy holder and (ii) the date on which such shareholder or proxy holder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation in the manner required by Section 2.12(a). Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission, may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors of the Corporation.
     (d) Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.
     Section 2.13 Inspectors of Elections. The Board of Directors may, in advance of any meeting of shareholders, appoint one or more inspectors of election to act at such meeting or any adjournment thereof. If any of the inspectors of election so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors of election shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors of election. Each inspector of election, before entering upon the discharge of such inspector of election’s duties, shall take and sign an oath faithfully to execute the duties of inspector of election at such meeting with strict impartiality and according to the best of such inspector of election’s ability. The inspectors of election shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting, the inspectors of election shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as a inspector of election for the election of directors. Inspectors of election need not be shareholders.
ARTICLE 3
DIRECTORS
     Section 3.1 Management. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders. The Board of Directors shall keep regular minutes of its proceedings.
     Section 3.2 Number; Election. The Board of Directors shall consist of no less than one (1) or more than seven (7) members. The directors shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each director elected shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. All elections of directors shall be by written ballot unless otherwise provided in the Articles of Incorporation. If authorized by the Board of Directors, a ballot may be submitted by electronic transmission, provided that any such electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the shareholder or proxy holder.

     Section 3.3 Change in Number. The number of directors constituting the entire Board of Directors may be fixed from time to time in a resolution adopted by the Board of Directors. No decrease in the number of directors constituting the entire Board of Directors shall have the effect of shortening the term of any incumbent director.
     Section 3.4 Removal; Resignation. Any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to elect directors. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation.
     Section 3.5 Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the first annual meeting of shareholders held after such director’s election and until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. If at any time there are no directors in office, an election of directors may be held in the manner provided by statute. Except as otherwise provided in these Bylaws, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these Bylaws with respect to the filling of other vacancies.
     Section 3.6 Cumulative Voting Prohibited. Cumulative voting by the Board of Directors shall be prohibited.
     Section 3.7 Place of Meetings. The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Arizona.
     Section 3.8 First Meetings. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by unanimous consent of the directors then elected and serving, such time or place shall be changed.
     Section 3.9 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.
     Section 3.10 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on twenty-four (24) hours’ notice to each director, if by telecopier, electronic facsimile or hand delivery, or on three (3) days’ notice to each director, if by mail or by telegram. Except as may be otherwise expressly provided by law or the Articles of Incorporation, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.
     Section 3.11 Quorum. At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the Articles of Incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 3.12 Action Without Meeting; Telephone Meetings. Any action required or permitted to be taken at a meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee, respectively. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall have the same force and effect as a unanimous vote at a meeting. Subject to applicable notice provisions and unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in and hold a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except where a person’s participation is for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     Section 3.13 Chairman of the Board. The Board of Directors may elect a Chairman of the Board to preside at their meetings and to perform such other duties as the Board of Directors may from time to time assign to such person.
     Section 3.14 Compensation. The Board of Directors may fix the compensation of the members of the Board of Directors at any time and from time to time. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE 4
COMMITTEES
     Section 4.1 Designation. The Board of Directors may designate one or more committees.
     Section 4.2 Number; Term. Each committee shall consist of one or more directors. The number of committee members may be increased or decreased from time to time by the Board of Directors. Each committee member shall serve as such until the earliest of (i) the expiration of such committee member’s term as director, (ii) such committee member’s resignation as a committee member or as a director, or (iii) such committee member’s removal as a committee member or as a director.
     Section 4.3 Authority. Each committee, to the extent expressly provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the

Corporation except to the extent expressly restricted by statute, the Articles of Incorporation or these Bylaws.
     Section 4.4 Committee Changes; Removal. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee. The Board of Directors may remove any committee member, at any time, with or without cause.
     Section 4.5 Alternate Members; Acting Members. The Board of Directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.
     Section 4.6 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.
     Section 4.7 Special Meetings. Special meetings of any committee may be held whenever called by the Chairman of the committee, or, if the committee members have not elected a Chairman, by any committee member. The Chairman of the committee or the committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least (i) twenty-four (24) hours before such special meeting if notice is given by telecopy, electronic facsimile or hand delivery or (ii) at least three (3) days before such special meeting if notice is given by mail or by telegram. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.
     Section 4.8 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated as the committee by the Board of Directors shall constitute a quorum for the transaction of business. Alternate members and acting members shall be counted in determining the presence of a quorum. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The vote of a majority of the members, including alternate members and acting members, present at any meeting at which a quorum is present shall be the act of a committee, unless the act of a greater number is required by law or the Articles of Incorporation.
     Section 4.9 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

     Section 4.10 Compensation. Committee members may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.
ARTICLE 5
NOTICES
     Section 5.1 Method.
     (a) Whenever by statute, the Articles of Incorporation, or these Bylaws, notice is required to be given to any shareholder, director or committee member, and no provision is made as to how such notice shall be given, personal notice shall not be required, and any such notice may be given (i) in writing, by mail, postage prepaid, addressed to such committee member, director, or shareholder at such shareholder’s address as it appears on the books or (in the case of a shareholder) the share transfer records of the Corporation, or (ii) by any other method permitted by law (including, but not limited to, overnight courier service, facsimile telecommunication, electronic mail, telegram, telex, or telefax). Any notice required or permitted to be given by mail shall be deemed to be given when deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be given at the time delivered to such service with all charges prepaid and addressed as aforesaid.
     (b) Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation under any provision of the Arizona Business Corporation Act, the Articles of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the Corporation. Any such consent shall be deemed revoked if: (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
     (c) Notice given pursuant to Section 5.1(b) shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice, (ii) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice, (iii) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice, and (iv) if by any other form of electronic transmission, when directed to the shareholder.
     (d) An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given, including by a form of electronic transmission, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     Section 5.2 Waiver. Whenever any notice is required to be given to any shareholder, director, or committee member of the Corporation by law, the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to notice. Attendance of a shareholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE 6
OFFICERS
     Section 6.1 Officers. The officers of the Corporation shall be a President, a Secretary, and a Treasurer. The Board of Directors may also choose a Chairman of the Board, Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person.
     Section 6.2 Election. The Board of Directors at its first meeting after each annual meeting of shareholders shall elect the officers of the Corporation, none of whom need be a member of the Board, a shareholder or a resident of the State of Arizona. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
     Section 6.3 Compensation. The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors.
     Section 6.4 Removal and Vacancies. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer or agent elected or appointed by the Board of Directors may be removed either for or without cause by a majority of the directors represented at a meeting of the Board of Directors at which a quorum is represented, whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.
     Section 6.5 President. The President shall be the chief executive officer of the Corporation. The President shall preside at all meetings of the shareholders and the Board of Directors unless the Board of Directors shall elect a Chairman of the Board, in which event the President shall preside at meetings of the Board of Directors only in the absence of the Chairman of the Board. The President shall have general and active management of the business and affairs of the Corporation, shall see that all orders and resolutions of the Board are carried into effect, and shall perform such other duties as the Board of Directors shall prescribe.

     Section 6.6 Vice Presidents. Each Vice President shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.
     Section 6.7 Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any committee when required. Except as otherwise provided herein, the Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and affix the same to any instrument requiring it, and, when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary.
     Section 6.8 Assistant Secretaries. Each Assistant Secretary shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.
     Section 6.9 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all the Treasurer’s transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as the Board of Directors may prescribe. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.
     Section 6.10 Assistant Treasurers. Each Assistant Treasurer shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe.
ARTICLE 7
CERTIFICATES REPRESENTING SHARES
     Section 7.1 Certificates. The shares of the Corporation shall be represented by certificates in such form as shall be determined by the Board of Directors. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the name of the Corporation, the holder’s name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value. Each certificate shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures on a certificate may be facsimile.
     Section 7.2 Legends. The Board of Directors shall have the power and authority to provide that certificates representing shares of stock shall bear such legends as the Board of Directors shall authorize, including, without limitation, such legends as the Board of Directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.
     Section 7.3 Lost Certificates. The Corporation may issue a new certificate representing shares in place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. The Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as it shall specify and/or to give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
     Section 7.4 Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by such holder’s duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
     Section 7.5 Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof for any and all purposes, and, accordingly, shall not be bound to recognize any equitable or other claim or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
ARTICLE 8
INDEMNIFICATION
     Section 8.1 Scope of Indemnification.
     (a) General Rule. The Corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:
     (1) where such indemnification is expressly prohibited by applicable law;

     (2) where the conduct of the indemnified representative has been finally determined pursuant to Section 8.6 or otherwise:
     (i) to constitute willful misconduct or recklessness within the meaning of any provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or
     (ii) to be based upon or attributable to the receipt by the indemnified representative from the Corporation of a personal benefit to which the indemnified representative is not legally entitled; or
     (3) to the extent such indemnification has been finally determined in a final adjudication pursuant to Section 8.6 to be otherwise unlawful.
     (b) Partial Payment. If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the Corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.
     (c) Presumption. The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.
     (d) Definitions. For purposes of this Article:
     (1) “indemnified capacity” means any and all past, present and future service by an indemnified representative acting in good faith under the belief that such indemnified representative’s conduct was in the Corporation’s best interests, or at least not opposed to the Corporation’s best interests, in one or more capacities as a director, officer, employee or agent of the Corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;
     (2) “indemnified representative” means any and all directors and officers of the Corporation and any other person designated as an indemnified representative by the Board of Directors (which may, but need not, include any person serving at the request of the Corporation as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);
     (3) “liability” means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense, of any nature (including, without limitation, attorneys’ fees and disbursements); and
     (4) “proceeding” means any threatened, pending or completed action, suit, appeal or other proceedings of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, a class of its security holders or otherwise.
     Section 8.2 Proceedings initiated by indemnified representatives. Notwithstanding any other provision of this Article, the Corporation shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervener or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 8.6 or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.
     Section 8.3 Advancing expenses. The Corporation shall pay the expenses (including attorneys’ fees and disbursements) incurred in advance in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 8.1 or 8.2 upon receipt of (i) a written affirmation by the indemnified representative of such indemnified representative’s good faith belief that the indemnified representative was acting in an indemnified capacity and (ii) an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined pursuant to Section 8.6 that such person is not entitled to be indemnified by the Corporation pursuant to this Article. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.
     Section 8.4 Securing of indemnification obligations. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate. Absent fraud, the determination of the Board of Directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.
     Section 8.5 Payment of indemnification. An indemnified representative shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the secretary of the Corporation.
     Section 8.6 Arbitration.
     (a) General rule. Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 that the Corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the Corporation are located at the time, in accordance with commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the Corporation, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if one of the parties fails or refuses to select an arbitrator or if the arbitrators selected by the Corporation and the indemnified representative cannot agree on the selection of the third arbitrator within 30 days after such time as the Corporation and the indemnified representative have each been notified of the selection of the other’s arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area.
     (b) Burden of proof. The party or parties challenging the right of an indemnified representative to the benefits of this Article shall have the burden of proof.
     (c) Expenses. The Corporation shall reimburse an indemnified representative for the expenses (including attorneys’ fees and disbursements) incurred in successfully prosecuting or defending such arbitration.
     (d) Effect. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the Corporation shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the indemnified representative under Section 8.1(a)(2) in a proceeding not directly involving indemnification under this Article. This arbitration provision shall be specifically enforceable.
     Section 8.7 Contribution. If the indemnification provided for in this Article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the Corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise.
     Section 8.8 Mandatory indemnification of directors, officers, etc. To the extent that an authorized representative of the Corporation has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith.
     Section 8.9 Contract rights; amendments or repeal. All rights under this Article shall be deemed a contract between the Corporation and the indemnified representative pursuant to which the Corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.
     Section 8.10 Scope of article. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefits of the heirs, executors, administrators and personal representatives of such a person.
     Section 8.11 Reliance on provisions. Each person who shall act as an indemnified representative of the Corporation shall be deemed to be doing so in reliance upon the rights provided by this Article.
ARTICLE 9
GENERAL PROVISIONS
     Section 9.1 Dividends. The Board of Directors, subject to any restrictions contained in the Articles of Incorporation, may declare dividends upon the shares of the Corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation, subject to the provisions of the Arizona Business Corporation Act and the Articles of Incorporation.
     Section 9.2 Reserves. By resolution of the Board of Directors, the directors may set apart out of any of the funds of the Corporation such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purposes as the directors shall think beneficial to the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
     Section 9.3 Authority to Sign Instruments. Any checks, drafts, bills of exchange, acceptances, bonds, notes or other obligations or evidences of indebtedness of the Corporation, and all deeds, mortgages, indentures, bills of sale, conveyances, endorsements, assignments, transfers, stock powers, or other instruments of transfer, contracts, agreements, dividend and other orders, powers of attorney, proxies, waivers, consents, returns, reports, certificates, demands, notices, or documents and other instruments or writings of any nature whatsoever may be signed, executed, verified, acknowledged, and delivered, for and in the name and on behalf of the Corporation, by such officers, agents, or employees of the Corporation, or any of them, and in such manner, as from time to time may be authorized by the Board of Directors, and such authority may be general or confined to specific instances.
     Section 9.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
     Section 9.5 Transactions with Directors and Officers. No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in such contract, transaction or other act, or are directors or officers of such other corporation. Any director of the Corporation, individually, or any firm or corporation of which any such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation; provided, however, that the fact that the director, individually, or the firm or corporation is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any annual meeting or at any special meeting, called for that purpose, of the Board of Directors at which action upon any contract or transaction shall be taken. Any director of the Corporation who is so interested may be counted in determining the existence of a quorum at any such annual or special meeting of the Board of Directors which authorizes such contract or transaction, and may vote thereat to authorize such contract or transaction with like force and effect as if such director were not such director or officer of such other corporation or not so interested. Every director of the Corporation is hereby relieved from any disability which might otherwise prevent such director from carrying out transactions with or contracting with the Corporation for the benefit of such director or any firm, corporation, trust or organization in which or with which such director may be in anyway interested or connected.
     Section 9.6 Amendments. These Bylaws may be altered, amended, or repealed or new bylaws may be adopted by the shareholders or by the Board of Directors at any regular meeting of the shareholders or the Board of Directors, at any special meeting of the shareholders or the Board of Directors, or by written consent of the Board of Directors or the shareholders without a meeting.
     Section 9.7 Headings. The headings used in these Bylaws have been inserted for convenience only and do not constitute matters to be construed in interpretation.